CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, in this Current Report on Form 8-K/A of Capricor Therapeutics, Inc. of our report dated July 17, 2013, with respect to the financial statements of Capricor, Inc. for the years ended December 31, 2012 and 2011 and for the period from July 5, 2005 (inception) through December 31, 2012.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

January 22, 2014

15821 Ventura Boulevard, Suite 490, Encino, California 91436
Phone: (818) 461-0600 • Fax: (818) 461-0610